Exhibit 99.1

SandRidge Energy, Inc. Updates Shareholders on Operations

and Reports Financial Results for First Quarter 2015

Adjusted EBITDA of $182 Million for the First Quarter and

Adjusted Earnings of $0.00 per Diluted Share

First Quarter 2015 Total Production of 87.7 MBoepd, up 36% vs First Quarter 2014,

Pro Forma for Divestitures

Mid-Continent Production of 76.2 MBoepd, up 50% vs First Quarter 2014

First Quarter 2015 Mid-Continent Lateral 30-Day IP Rates of 402 Boepd, 52% Oil,

115% of Type Curve

Capex of $322 Million in First Quarter 2015

Estimated $2.7 Million Average Drill and Complete Cost per Mississippian Lateral in

First Quarter 2015 (vs $3 Million in Fourth Quarter 2014), on Track to Achieve $2.4

Million Target in the Second Half of 2015

Currently Running 7 Rigs vs 2014 Exit Rate of 35

Oklahoma City, Oklahoma, May 6, 2015 – SandRidge Energy, Inc. (NYSE: SD) today announced financial and operational results for the quarter ended March 31, 2015. Additionally, presentation slides will be available on the Company’s website, www.sandridgeenergy.com, under Investor Relations/Events at 7 am EDT on May 7.

SandRidge produced 7.9 MMBoe in the first quarter of 2015, 50% crude oil/natural gas liquids. First quarter production averaged 87.7 MBoepd. This represents a 1% decrease in average daily production versus the full fourth quarter of 2014.

Cost improvement initiatives including vendor cost reductions, durable process efficiencies and increased use of multilateral well designs, resulted in an estimated $2.7 million per lateral cost in the first quarter of 2015. The Company is on track to achieve the $2.4 million per lateral target in the second half of 2015. These well costs preserve attractive economics exceeding those experienced with higher oil prices and costs during 2014.

“We continue to reduce activity as we wind down from a rig count of 35 at the close of 2014 to an average of seven rigs in the back half of 2015. While we had capital expenditures of $322 million in the first quarter, we are reducing spending sharply in the second half of this year in line with our guidance of $700 million. This fiscal discipline coupled with operational efficiency gains provide options to improve our balance sheet as we actively evaluate alternatives to bring our cash generation and debt levels in line,” said James Bennett, SandRidge’s Chief Executive Officer and President.

“Our operational teams continue to execute by maintaining our cost leadership in the Mid-Continent, bringing wells online with initial production rates that exceed our type curve and by further improving our innovative multilateral programs,” Bennett continued. “We are also excited to welcome strong, new operational leaders to our team who will continue to push the envelope on cost reductions, operational efficiencies and innovation.”

Key Financial Results

•	Adjusted EBITDA, net of Noncontrolling Interest, was $182 million for first quarter 2015 compared to $169 million in first quarter 2014, pro forma for divestitures

•	Adjusted operating cash flow of $146 million for first quarter 2015 compared to $127 million in first quarter 2014

•	Adjusted net income of $2.3 million, or $0.00 per diluted share, for first quarter 2015 compared to adjusted net income of $29.5 million, or $0.05 per diluted share, in first quarter 2014

Adjusted net income available to common stockholders, adjusted EBITDA, pro forma adjusted EBITDA and adjusted operating cash flow are non-GAAP financial measures. Each measure is defined and reconciled to the most directly comparable GAAP measure under “Non-GAAP Financial Measures” beginning on page 9.

Financial / Other Highlights

•	Ended the first quarter with $725 million in liquidity and a senior secured leverage ratio of 0.22x times (senior secured debt/LTM pro forma EBITDA)

•	100% hedged on remaining projected 2015 oil volumes, $60 WTI for remainder of 2015 realizes $82.79 per barrel

•	Mark-to-market hedge position of $251 million as of March 31, 2015

•	Incurred a non-cash impairment charge of approximately $1.1 billion due to a ceiling test write-down, resulting from significant decreases in oil prices beginning in the latter half of 2014 and continuing into 2015

Operational Highlights

Steve Turk, SandRidge’s Chief Operating Officer noted, “I’m excited about the pace of our material cost reduction realizations. In the quarter, the operational teams have already realized $350,000 of our $600,000 per lateral cost reduction target through a combination of service contract negotiations, durable operational efficiencies and increased multilateral drilling. We’re now drilling laterals for an estimated $2.7 million and see no obstacles in attaining a $2.4 million per lateral cost in the second half of the year. A specific example of continuous improvement with durable benefits is the six day reduction in spud to rig release cycle times, now down to just fourteen days. We are also expanding our successful multilateral development learnings to two-mile long laterals and are seeing early encouraging results. Our Chester program added six new wells during the quarter with an average 30-day IP of 452 Boepd and a 48% oil cut, with significant running room. We are on target to meet our production guidance for the year while improving efficiency and expanding our play.”

•	Now running seven rigs to drill producing wells vs 35 rigs at year end 2014 (which included four rigs drilling saltwater disposal wells)

•	First quarter Mid-Continent lateral 30-day IP rates of 402 Boepd, 52% oil, 115% of type curve

•	Multilateral program now delivering an average of 106% of the 90-day cumulative type curve Boe production

Drilling and Operational Activities

Mid-Continent: During the first quarter of 2015, SandRidge drilled 116 laterals. The Company averaged 24 horizontal rigs operating in the play. The Company’s Mid-Continent assets produced 76.2 MBoepd during the first quarter (33% Oil, 18% NGLs, 49% Natural Gas).

Permian Basin: During the first quarter, SandRidge’s Permian properties produced approximately 4.7 MBoepd (87% Oil, 8% NGLs, 5% Natural Gas).

Other Operating Areas: During the first quarter, SandRidge’s legacy west Texas properties produced approximately 5.4 MBoepd (1% Oil, 99% Natural Gas). Additionally, its legacy Mid-Continent assets produced 1.5 MBoepd in the quarter (13% Oil, 16% NGLs, 71% Natural Gas).

Royalty Trust: As of March 31, 2015, the Company had fulfilled its drilling obligation to the SandRidge Mississippian Trust II (SDR) by drilling and completing 206 equivalent Trust Development Wells. Completing the obligation to SDR marks the conclusion of all drilling obligations on the part of SandRidge to the three Company sponsored royalty trusts.

Operational and Financial Statistics

Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Three Months Ended March 31,
	2015	2014
Production
Oil (MBbl)	2,651	2,885
NGL (MBbl)	1,288	642
Natural gas (MMcf)	23,733	21,593
Oil equivalent (MBoe)	7,895	7,126
Daily production (MBoed)	87.7	79.2

Average price per unit
Realized oil price per barrel - as reported	$45.35	$97.03
Realized impact of derivatives per barrel	42.88	(1.17)

Net realized price per barrel	$88.23	$95.86

Realized NGL price per barrel - as reported	$14.71	$42.97
Realized impact of derivatives per barrel	0.00	0.00

Net realized price per barrel	$14.71	$42.97

Realized natural gas price per Mcf - as reported	$2.38	$4.53
Realized impact of derivatives per Mcf	0.98	(0.48)

Net realized price per Mcf	$3.36	$4.05

Realized price per Boe - as reported	$24.79	$56.87

Net realized price per Boe - including impact of derivatives	$42.14	$54.95

Average cost per Boe
Lease operating	$11.34	$15.00
Production taxes	0.57	1.10

General and administrative
General and administrative, excluding stock-based compensation	$4.07	$4.46
Stock-based compensation (1)	0.51	0.95

Total general and administrative	$4.58	$5.41

General and administrative - adjusted
General and administrative, excluding stock-based compensation (2)	$3.53	$3.53
Stock-based compensation (1)(3)	0.44	0.72

Total general and administrative - adjusted	$3.97	$4.25

Depletion (4)	$13.58	$16.97

Lease operating cost per Boe
Mid-Continent	$8.35	$8.81

Earnings per share
Loss per share applicable to common stockholders
Basic	$(2.19)	$(0.31)
Diluted	$(2.19)	$(0.31)

Adjusted net (loss) income per share available to common stockholders
Basic	$(0.02)	$0.03
Diluted	$0.00	$0.05

Weighted average number of common shares outstanding (in thousands)
Basic	478,165	484,798
Diluted (5)	549,875	575,949

(1)	Expense for equity-classified stock-based awards.
(2)	Excludes severance and stockholder litigation costs totaling approximately $4.2 million and $6.6 million for the three-month periods ended March 31, 2015 and 2014, respectively.
(3)	Three-month periods ended March 31, 2015 and 2014 exclude $0.6 million and $1.7 million, respectively, for the acceleration of certain stock awards.
(4)	Includes accretion of asset retirement obligation.
(5)	Includes shares considered antidilutive for calculating earnings per share in accordance with GAAP for certain periods presented.

Capital Expenditures

The table below summarizes the Company’s capital expenditures for the three-month period ended March 31, 2015 and 2014:

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Drilling and production
Mid-Continent	$277,941	$165,851
Permian Basin	2,958	42,192
Gulf of Mexico/Gulf Coast	—	22,975

	280,899	231,018
Leasehold and geophysical
Mid-Continent	24,292	26,592
Permian Basin	52	116
Gulf of Mexico/Gulf Coast	—	159
Other	2,748	3,255

	27,092	30,122

Inventory	(5,930)	3,073

Total exploration and development	302,061	264,213

Drilling and oil field services	1,875	620
Midstream	8,432	5,957
Other - general	7,823	4,982

Total capital expenditures, excluding acquisitions	320,191	275,772

Acquisitions	1,738	2,352

Total capital expenditures	$321,929	$278,124

Derivative Contracts

The table below sets forth the Company’s consolidated oil and natural gas price swaps and collars for the years 2015 and 2016 as of May 6, 2015.

	Quarter Ending
	3/31/2015	6/30/2015	9/30/2015	12/31/2015
Oil (MMBbls):
Swap Volume	2.29	1.73	1.01	0.55
Swap	$92.71	$91.55	$92.43	$94.11

Three-way Collar Volume	0.72	0.73	1.56	1.56
Call Price	$103.13	$103.13	$103.65	$103.65
Put Price	$90.82	$90.82	$90.03	$90.03
Short Put Price	$73.13	$73.13	$78.15	$78.15

Natural Gas (Bcf):
Swap Volume	14.40	1.82	1.84	1.84
Swap	$4.62	$4.20	$4.20	$4.20

Collar Volume	0.25	0.25	0.25	0.25
Collar: High	$8.55	$8.55	$8.55	$8.55
Collar: Low	$4.00	$4.00	$4.00	$4.00

Natural Gas Basis (Bcf)
Swap Volume	9.65	15.47	15.64	15.64
Swap	(0.29)	(0.30)	(0.30)	(0.30)

	Year Ending
	12/31/2015	12/31/2016
Oil (MMBbls):
Swap Volume	5.59	1.46
Swap	$92.44	$88.36

Three-way Collar Volume	4.58	2.56
Call Price	$103.48	$100.85
Put Price	$90.28	$90.00
Short Put Price	$76.56	$83.14

Natural Gas (Bcf):
Swap Volume	19.90	—
Swap	$4.51	—

Collar Volume	1.01	—
Collar: High	$8.55	—
Collar: Low	$4.00	—

Natural Gas Basis (Bcf)
Swap Volume	56.4	11.0
Swap	(0.30)	(0.38)

Balance Sheet

The Company’s capital structure at March 31, 2015 and December 31, 2014 is presented below:

	March 31, 2015	December 31, 2014
	(in thousands)
Cash and cash equivalents	$11,821	$181,253

Long-term debt (net of current maturities)
Senior credit facility	$175,000	$—
Senior Notes
8.75% Senior Notes due 2020, net	445,580	445,402
7.5% Senior Notes due 2021	1,178,372	1,178,486
8.125% Senior Notes due 2022	750,000	750,000
7.5% Senior Notes due 2023, net	821,626	821,548

Total debt	3,370,578	3,195,436

Stockholders’ equity
Preferred stock	6	6
Common stock	479	477
Additional paid-in capital	5,205,388	5,201,524
Treasury stock, at cost	(7,278)	(6,980)
Accumulated deficit	(4,303,036)	(3,257,202)

Total SandRidge Energy, Inc. stockholders’ equity	895,559	1,937,825

Noncontrolling interest	1,111,358	1,271,995

Total capitalization	$5,377,495	$6,405,256

During the first quarter of 2015, the Company’s debt, net of cash balances, increased by approximately $345 million as a result of funding the Company’s drilling program. On March 31st, the Company had $175 million drawn under its $900 million senior credit facility. The Company was in compliance with all applicable covenants contained in its debt instruments during the first quarter and through and as of the date of this release.

2015 Operational Guidance

The Company is updating its 2015 guidance to reflect a lower DD&A projection in conjunction with its first quarter 2015 ceiling test write-down. Additional 2015 Guidance detail is available on the Company’s website, www.sandridgeenergy.com, under Investor Relations/Guidance.

	Projection as of May 6, 2015	Projection as of February 26, 2015
Production
Oil (MMBbls)	9.0 - 10.0	9.0 - 10.0
Natural Gas Liquids (MMBbls)	4.0 - 5.0	4.0 - 5.0

Total Liquids (MMBbls)	13.0 - 15.0	13.0 - 15.0
Natural Gas (Bcf)	89.5 - 93.5	89.5 - 93.5

Total (MMBoe)	28.0 - 30.5	28.0 - 30.5

Price Realization
Oil (differential below NYMEX WTI)	$3.75	$3.75
Natural Gas Liquids (realized % of NYMEX WTI)	30%	30%
Natural Gas (differential below NYMEX Henry Hub)	$0.75	$0.75

Costs per Boe
Lifting	$12.25 - $13.00	$12.25 - $13.00
Production Taxes	0.65 - 0.85	0.65 - 0.85
DD&A - oil & gas	11.50 - 13.50	12.00 - 15.00
DD&A - other	2.00 - 2.20	2.00 - 2.20

Total DD&A	$13.50 - $15.70	$14.00 - $17.20
G&A - cash	3.00 - 3.50	3.00 - 3.50
G&A - stock	0.50 - 0.75	0.50 - 0.75

Total G&A	$3.50 - $4.25	$3.50 - $4.25

EBITDA from Oil Field Services and Other ($ in millions) (1)	$10	$10
Adjusted Net Income Attributable to Noncontrolling Interest ($ in millions) (2)	$60	$60
Adjusted EBITDA Attributable to Noncontrolling Interest ($ in millions) (3)	$90	$90

Corporate Tax Rate	0%	0%
Deferral Rate	0%	0%

Capital Expenditures ($ in millions)
Exploration and Production	$612	$612
Land and Geophysical	38	38

Total Exploration and Production	$650	$650
Oil Field Services	5	5
Electrical/Midstream	30	30
General Corporate	15	15

Total Capital Expenditures (excluding acquisitions)	$700	$700

(1)	EBITDA from Oil Field Services and Other is a non-GAAP financial measure as it excludes from net income interest expense, income tax expense and depreciation, depletion and amortization. The most directly comparable GAAP measure for EBITDA from Oil Field Services and Other is Net Income from Oil Field Services and Other. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods and/or does not forecast the excluded items on a segment basis.
(2)	Adjusted Net Income Attributable to Noncontrolling Interest is a non-GAAP financial measure as it excludes gain or loss due to changes in fair value of derivative contracts and gain or loss on sale of assets. The most directly comparable GAAP measure for Adjusted Net Income Attributable to Noncontrolling Interest is Net Income Attributable to Noncontrolling Interest. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.
(3)	Adjusted EBITDA Attributable to Noncontrolling Interest is a non-GAAP financial measure as it excludes from net income interest expense, income tax expense, depreciation, depletion and amortization, gain or loss due to changes in fair value of derivative contracts and gain or loss on sale of assets. The most directly comparable GAAP measure for Adjusted EBITDA Attributable to Noncontrolling Interest is Net Income Attributable to Noncontrolling Interest. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.

Non-GAAP Financial Measures

Adjusted operating cash flow, adjusted EBITDA, pro forma adjusted EBITDA, adjusted net income and adjusted net income attributable to noncontrolling interest are non-GAAP financial measures.

The Company defines adjusted operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities and adjusted for cash paid on financing derivatives. It defines EBITDA as net loss before income tax expense, interest expense and depreciation, depletion and amortization and accretion of asset retirement obligations. Adjusted EBITDA, as presented herein, is EBITDA excluding asset impairment, interest income, (gain) loss on derivative contracts net of cash received (paid) on settlement of derivative contracts, gain on sale of assets, severance, oil field services – Permian exit costs and other various items (including non-cash portion of noncontrolling interest and stock-based compensation). Pro forma adjusted EBITDA, as presented herein, is adjusted EBITDA excluding adjusted EBITDA attributable to properties or subsidiaries sold during the period.

Adjusted operating cash flow and adjusted EBITDA are supplemental financial measures used by the Company’s management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company’s ability to internally fund exploration and development activities and to service or incur additional debt. The Company also uses these measures because adjusted operating cash flow and adjusted EBITDA relate to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, adjusted operating cash flow and adjusted EBITDA allow the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. These measures should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA should not be considered as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Therefore, the Company’s adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Management also uses the supplemental financial measure of adjusted net income, which asset impairment, (gain) loss on derivative contracts net of cash received (paid) on settlement of derivative contracts, gain on sale of assets, severance, oil field services – Permian exit costs and other non-cash items from loss applicable to common stockholders. Management uses this financial measure as an indicator of the Company’s operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income is not a measure of financial performance under GAAP and should not be considered a substitute for loss applicable to common stockholders.

The supplemental measure of adjusted net income attributable to noncontrolling interest is used by the Company’s management to measure the impact on the Company’s financial results of the ownership by third parties of interests in the Company’s less than wholly-owned consolidated subsidiaries. Adjusted net income attributable to noncontrolling interest excludes the portion of asset impairment and (gain) loss on derivative contracts net of cash received (paid) on settlement of derivative contracts attributable to third party ownership in less than wholly-owned consolidated subsidiaries from net loss attributable to noncontrolling interest. Adjusted net income attributable to noncontrolling interest is not a measure of financial performance under GAAP and should not be considered a substitute for net income attributable to noncontrolling interest.

The tables below reconcile the most directly comparable GAAP financial measures to operating cash flow, EBITDA and adjusted EBITDA, adjusted net income available to common stockholders and adjusted net income attributable to noncontrolling interest.

Reconciliation of Cash Provided by Operating Activities to Adjusted Operating Cash Flow

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Net cash provided by operating activities	$90,095	$90,451
Add (deduct)
Cash paid on financing derivatives	—	(44,128)
Changes in operating assets and liabilities	56,359	81,147

Adjusted operating cash flow	$146,454	$127,470

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Net loss	$(1,034,953)	$(136,336)
Adjusted for
Income tax expense	40	127
Interest expense	62,857	62,323
Depreciation and amortization - other	13,347	15,522
Depreciation and depletion - oil and natural gas	106,107	115,185
Accretion of asset retirement obligations	1,080	5,746

EBITDA	(851,522)	62,567

Asset impairment	1,083,866	164,779
Interest income	(15)	(280)
Stock-based compensation	3,119	4,585
(Gain) loss on derivative contracts	(49,827)	42,491
Cash received (paid) upon settlement of derivative contracts (1)	136,958	(13,730)
Gain on sale of assets	(1,904)	(19)
Severance	2,967	8,109
Oil field services - Permian exit costs	3,579	—
Other	1,224	(625)
Non-cash portion of noncontrolling interest (2)	(146,827)	(45,804)

Adjusted EBITDA	$181,618	$222,073

Less: EBITDA attributable to Gulf of Mexico properties	—	(53,376)

Pro forma adjusted EBITDA	$181,618	$168,697

(1)	Excludes amounts paid upon early settlement of derivative contracts.
(2)	Represents depreciation and depletion, impairment, loss on derivative contracts net of cash (paid) received on settlement and income tax expense attributable to noncontrolling interests.

Reconciliation of Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Net cash provided by operating activities	$90,095	$90,451
Changes in operating assets and liabilities	56,359	81,147
Interest expense	62,857	62,323
Cash paid on early settlement of derivative contracts	—	25,434
Severance	2,398	6,422
Oil field services - Permian exit costs	3,579	—
Noncontrolling interest - SDT (1)	(6,687)	(6,537)
Noncontrolling interest - SDR (1)	(5,464)	(12,951)
Noncontrolling interest - PER (1)	(17,755)	(20,242)
Noncontrolling interest - Other (1)	—	(4)
Other	(3,764)	(3,970)

Adjusted EBITDA	$181,618	$222,073

(1)	Excludes depreciation and depletion, impairment, loss on derivative contracts net of cash (paid) received on settlement and income tax expense attributable to noncontrolling interests.

Reconciliation of Loss Applicable to Common Stockholders to Adjusted Net Income

Available to Common Stockholders

	Three Months Ended March 31,
	2015	2014
	(in thousands, except per share data)
Loss applicable to common stockholders	$(1,045,834)	$(150,217)
Asset impairment (1)	956,827	134,906
(Gain) loss on derivative contracts (1)	(45,768)	36,485
Cash received (paid) upon settlement of derivative contracts (1)	120,345	(12,802)
Gain on sale of assets (1)	(1,904)	(19)
Severance	2,967	8,109
Oil field services - Permian exit costs	3,579	—
Other	1,134	(965)
Effect of income taxes	36	148

Adjusted net income available to common stockholders	(8,618)	15,645
Preferred stock dividends	10,881	13,881

Total adjusted net income	$2,263	$29,526

Weighted average number of common shares outstanding

Basic	478,165	484,798
Diluted (2)	549,875	575,949

Total adjusted net income
Per share - basic	$(0.02)	$0.03

Per share - diluted	$0.00	$0.05

(1)	Excludes amounts attributable to noncontrolling interests.
(2)	Weighted average fully diluted common shares outstanding for certain periods presented includes shares that are considered antidilutive for calculating earnings per share in accordance with GAAP.

Reconciliation of Net Loss Attributable to Noncontrolling Interest to Adjusted Net Income

Attributable to Noncontrolling Interest

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Net loss attributable to noncontrolling interest	$(116,921)	$(6,070)

Asset impairment	127,039	29,873
(Gain) loss on derivative contracts	(4,059)	6,006
Cash received (paid) on settlement of derivative contracts	16,613	(928)

Adjusted net income attributable to noncontrolling interest	$22,672	$28,881

Conference Call Information

The Company will host a conference call to discuss these results on Thursday, May 7, 2015 at 8:00 am CDT. The telephone number to access the conference call from within the U.S. is (877) 201-0168 and from outside the U.S. is (647) 788-4901. The passcode for the call is 15423121. An audio replay of the call will be available from May 7, 2015 until 11:59 pm CDT on June 6, 2015. The number to access the conference call replay from within the U.S. is (855) 859-2056 and from outside the U.S. is (404) 537-3406. The passcode for the replay is 15423121.

A live audio webcast of the conference call will also be available via SandRidge’s website, www.sandridgeenergy.com, under Investor Relations/Events. The webcast will be archived for replay on the Company’s website for 30 days.

Second Quarter 2015 Earnings Release and Conference Call

August 5, 2015 (Wednesday) – Earnings press release after market close

August 6, 2015 (Thursday) – Earnings conference call at 8:00 am CDT

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Revenues
Oil, natural gas and NGL	$195,732	$405,316
Drilling and services	9,845	17,080
Midstream and marketing	8,764	17,910
Other	967	2,750

Total revenues	215,308	443,056

Expenses
Production	89,498	106,856
Production taxes	4,514	7,807
Cost of sales	12,827	12,481
Midstream and marketing	8,107	16,000
Depreciation and depletion - oil and natural gas	106,107	115,185
Depreciation and amortization - other	13,347	15,522
Accretion of asset retirement obligations	1,080	5,746
Impairment	1,083,866	164,779
General and administrative	36,149	38,538
(Gain) loss on derivative contracts	(49,827)	42,491
Gain on sale of assets	(1,904)	(19)

Total expenses	1,303,764	525,386

Loss from operations	(1,088,456)	(82,330)

Other (expense) income
Interest expense	(62,842)	(62,043)
Other (expense) income, net	(536)	2,094

Total other expense	(63,378)	(59,949)

Loss before income taxes	(1,151,834)	(142,279)
Income tax expense	40	127

Net loss	(1,151,874)	(142,406)
Less: net loss attributable to noncontrolling interest	(116,921)	(6,070)

Net loss attributable to SandRidge Energy, Inc.	(1,034,953)	(136,336)
Preferred stock dividends	10,881	13,881

Loss applicable to SandRidge Energy, Inc. common stockholders	$(1,045,834)	$(150,217)

Loss per share
Basic	$(2.19)	$(0.31)

Diluted	$(2.19)	$(0.31)

Weighted average number of common shares outstanding
Basic	478,165	484,798

Diluted	478,165	484,798

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

	March 31,	December 31,
	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$11,821	$181,253
Accounts receivable, net	309,037	330,077
Derivative contracts	209,059	291,414
Prepaid expenses	9,893	7,981
Other current assets	7,299	21,193

Total current assets	547,109	831,918

Oil and natural gas properties, using full cost method of accounting
Proved	12,020,208	11,707,147
Unproved	285,942	290,596
Less: accumulated depreciation, depletion and impairment	(7,548,398)	(6,359,149)

	4,757,752	5,638,594

Other property, plant and equipment, net	579,249	576,463
Derivative contracts	42,347	47,003
Other assets	130,748	165,247

Total assets	$6,057,205	$7,259,225

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$538,151	$683,392
Derivative contracts	119	—
Deferred tax liability	64,517	95,843
Other current liabilities	4,846	5,216

Total current liabilities	607,633	784,451
Long-term debt	3,370,578	3,195,436
Asset retirement obligations	55,966	54,402
Other long-term obligations	16,111	15,116

Total liabilities	4,050,288	4,049,405

Commitments and contingencies
Equity
SandRidge Energy, Inc. stockholders’ equity
Preferred stock, $0.001 par value, 50,000 shares authorized
8.5% Convertible perpetual preferred stock; 2,650 shares issued and outstanding at March 31, 2015 and December 31, 2014; aggregate liquidation preference of $265,000	3	3
7.0% Convertible perpetual preferred stock; 3,000 shares issued and outstanding at March 31, 2015 and December 31, 2014; aggregate liquidation preference of $300,000	3	3
Common stock, $0.001 par value, 800,000 shares authorized; 485,095 issued and 483,772 outstanding at March 31, 2015 and 485,932 issued and 484,819 outstanding at December 31, 2014	479	477
Additional paid-in capital	5,207,888	5,204,024
Additional paid-in capital - stockholder receivable	(2,500)	(2,500)
Treasury stock, at cost	(7,278)	(6,980)
Accumulated deficit	(4,303,036)	(3,257,202)

Total SandRidge Energy, Inc. stockholders’ equity	895,559	1,937,825
Noncontrolling interest	1,111,358	1,271,995

Total equity	2,006,917	3,209,820

Total liabilities and equity	$6,057,205	$7,259,225

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,151,874)	$(142,406)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation, depletion and amortization	119,454	130,707
Accretion of asset retirement obligations	1,080	5,746
Impairment	1,083,866	164,779
Debt issuance costs amortization	2,225	2,361
Amortization of discount, net of premium, on long-term debt	142	129
Write off of debt issuance costs	2,221	—
(Gain) loss on derivative contracts	(49,827)	42,491
Cash received (paid) on settlement of derivative contracts	136,957	(39,164)
Gain on sale of assets	(1,904)	(19)
Stock-based compensation	4,024	6,786
Other	90	188
Changes in operating assets and liabilities	(56,359)	(81,147)

Net cash provided by operating activities	90,095	90,451

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(377,052)	(331,016)
Acquisitions of assets	(1,739)	(2,352)
Proceeds from sale of assets	2,755	707,366

Net cash (used in) provided by investing activities	(376,036)	373,998

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	420,000	—
Repayments of borrowings	(245,000)	—
Debt issuance costs	(1,905)	—
Proceeds from the sale of royalty trust units	—	22,119
Noncontrolling interest distributions	(43,716)	(53,118)
Acquisition of ownership interest	—	(2,730)
Stock-based compensation excess tax benefit	—	2
Purchase of treasury stock	(1,609)	(4,350)
Dividends paid - preferred	(11,261)	(17,263)
Cash paid on settlement of financing derivative contracts	—	(44,128)

Net cash provided by (used in) financing activities	116,509	(99,468)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(169,432)	364,981
CASH AND CASH EQUIVALENTS, beginning of year	181,253	814,663

CASH AND CASH EQUIVALENTS, end of period	$11,821	$1,179,644

Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(90,286)	$(92,896)

Supplemental Disclosure of Noncash Investing and Financing Activities
Change in accrued capital expenditures	$56,861	$55,242

For further information, please contact:

Duane M. Grubert

EVP – Investor Relations and Strategy

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102-6406

(405) 429-5515

Cautionary Note to Investors - This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “Operational Guidance.” These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. The forward-looking statements include projections and estimates of net income and EBITDA, drilling plans, oil and natural gas production, derivative transactions, pricing differentials, operating costs, general and administrative costs, capital spending, tax rates and descriptions of our development plans and appraisal programs. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2014. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. (NYSE: SD) is an oil and natural gas exploration and production company headquartered in Oklahoma City, Oklahoma with its principal focus on developing high-return, growth-oriented projects in the Mid-Continent region of the United States. The Company owns and operates the nation’s largest saltwater gathering and disposal system. In addition, SandRidge owns and operates a drilling rig and related oil field services business.